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                                                                    Exhibit i(2)

                      [SULLIVAN & WORCESTER LLP LETTERHEAD]

                                                              Boston
                                                              June 29, 2001

Willkie Farr & Gallagher
787 Seventh Avenue
New York, New York  10019

         Re:      Credit Suisse Warburg Pincus Trust
                  Post-Effective Amendment on Form N-1A

Ladies and Gentlemen:

         You have requested our opinion as to certain matters of Massachusetts law in connection with the filing by Credit Suisse Warburg Pincus Trust (formerly "Warburg, Pincus Trust"), a Massachusetts trust with transferable shares (the "Trust"), of Post-Effective Amendment No. 16 to the Trust's Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), Registration No. 33-58125, and Amendment No. 17 to the Trust's Registration Statement under the Investment Company Act of 1940, as amended, Registration No. 811-07261 (collectively, the "Amendment"), relating to the registration of shares of beneficial interest, par value $.001 per share (the "New Portfolio Shares"), of four new series, representing the beneficial interest in four new portfolios of the Trust, the Blue Chip Portfolio, the High Yield Portfolio, the Small Company Value Portfolio and the Small Company Portfolio (each a "New Portfolio" and collectively, the "New Portfolios").

         We have acted as Massachusetts counsel to the Trust in connection with the preparation of the Amendment and the authorization by the Trustees of the Trust of the issuance and sale of the New Portfolio Shares. In this connection we have examined and are familiar with the Trust's Declaration of Trust filed with the Secretary of the Commonwealth of Massachusetts on March 15, 1995, as amended by a Certificate of Amendment filed April 4, 1995 and supplemented by Certificates of Establishment and Designation filed April 18, 1996, August 8, 1997, November 24, 1998, and June 28, 2001 (as so amended and supplemented, the "Declaration"), the Bylaws of the Trust, the forms of the Prospectus (the "Prospectus") and the Statement of Additional Information (the "SAI") relating to the New Portfolios and included in the Amendment, substantially in the form in which it is to be filed with the Securities and Exchange Commission (the "SEC"), the actions of the Trustees to organize the Trust and to establish the New Portfolios and to authorize the issuance of the New Portfolio Shares, certificates of Trustees and officers of the Trust and of public officials as to matters of fact, and such other documents and instruments,
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Willkie Farr & Gallagher                 - 2 -                    June 29, 2001

certified or otherwise identified to our satisfaction, and such questions of law and fact, as we have considered necessary or appropriate for purposes of the opinions expressed herein. We have assumed the genuineness of the signatures on, and the authenticity of, all documents furnished to us, and the conformity to the originals of documents submitted to us as certified copies, which facts we have not independently verified.

         Based upon and subject to the foregoing, and subject to the qualification stated in the first unnumbered paragraph following paragraph 3, below, we hereby advise you that, in our opinion, under the laws of The Commonwealth of Massachusetts:

         1. The Trust has been duly organized and is validly existing as a trust with transferable shares of the type commonly called a Massachusetts business trust.

         2. The Trust is authorized to issue an unlimited number of New Portfolio Shares; the New Portfolio Shares to be offered for sale by the Prospectus and SAI have been duly and validly authorized by all requisite action of the Trustees of the Trust, and no action of the shareholders of the Trust is required in such connection.

         3. The New Portfolio Shares, when duly sold, issued and paid for as contemplated by the Registration Statement, at a price not less than the par value thereof, and provided, that the resolutions of the Board of Trustees authorizing the issuance of the New Portfolio Shares that are in effect on the date of this opinion have not been amended or rescinded and are in full force and effect on the date of issuance, will be validly and legally issued, fully paid and nonassessable by the Trust.

         With respect to the opinion stated in paragraph 3 above, we wish to point out that the shareholders of a Massachusetts business trust may under some circumstances be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.

         This letter expresses our opinions as to the provisions of the Declaration and the laws of Massachusetts applying to business trusts generally, but does not extend to the Massachusetts Securities Act, or to federal securities or other laws.

         You may rely upon the foregoing opinions in rendering your opinion letter on the same matters which is to be filed with the Amendment as an exhibit to the Registration Statement, and we hereby consent to the reference to us in the Prospectus, and to the filing of this letter with the SEC as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we come within the category of persons whose consent is required under
Section 7 of the Securities Act.

                                                Very truly yours,

                                                /s/ Sullivan & Worcester LLP

                                                SULLIVAN & WORCESTER LLP